EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form SB-2 of our report dated June 21, 2005, with respect to the financial statements of Cereplast, Inc for the years ended December 31, 2004 and 2003. The undersigned also consents to the references to the undersigned under the heading "Experts" in such Registration Statement.



/s/Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California
August 25, 2005